Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2020 SECOND QUARTER RESULTS

Book Value Per Share Increases 7.6%

NEW YORK, NY, August 4, 2020 – Alleghany Corporation (NYSE-Y) announced its financial results for the second quarter and first six months of 2020. Highlights are below.

Consolidated

●

Book value per share[1] was $590.85 as of June 30, 2020, a decrease of 0.8% from year-end 2019 after adjusting for the $15 per share special dividend paid on March 15, 2020, and an increase of 7.6% from March 31, 2020.

●

Excluding changes in other comprehensive income primarily related to unrealized appreciation of bonds and adjusted for the dividend, book value per share decreased 2.2% from year-end 2019, and increased 2.2% from March 31, 2020.

●

Net earnings (losses) attributable to Alleghany stockholders were $177 million and ($184) million for the second quarter and first six months of 2020, respectively, compared with net earnings of $295 million and $736 million for the second quarter and first six months of 2019, respectively.

●

Earnings (losses) per diluted share were $12.39 and ($13.38) for the second quarter and first six months of 2020, respectively, compared with earnings per diluted share of $20.46 and $50.82 for the second quarter and first six months of 2019, respectively.

●

Adjusted earnings per diluted share were $0.86 and $5.48 for the second quarter and first six months of 2020, respectively, compared with adjusted earnings per diluted share of $12.40 and $22.02 for the second quarter and first six months of 2019, respectively.

(Re)insurance

●

Net premiums written increased 2.2% and 6.3% in the second quarter and first six months of 2020, respectively. Excluding the automobile line of business where COVID-19 pandemic (“Pandemic”) related premium rebates were paid, net premiums written increased 8.9% and 11.0% in the second quarter and first six months of 2020, respectively.

●

Underwriting loss for the second quarter of 2020 was $40 million, which produced a combined ratio of 102.8%, compared with an underwriting profit of $115 million and a combined ratio 91.6% for the second quarter of 2019. Underwriting loss in the second quarter of 2020 included $165 million of catastrophe losses, primarily related to the Pandemic.

●

Underwriting loss for the first six months of 2020 was $64 million, which produced a combined ratio of 102.3%, compared with an underwriting profit of $200 million and a combined ratio of 92.5% for the first six months of 2019. Underwriting loss in the first six months of 2020 included $346 million of catastrophe losses, primarily related to the Pandemic.

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

Alleghany Capital

●	Alleghany Capital revenue[2] decreased 18.6% to $483 million and 14.4% to $941 million for the second quarter and first six months of 2020, respectively.

●

Alleghany Capital earnings before income taxes and adjusted earnings before income taxes for the second quarter of 2020 were $10 million and $5 million, respectively, compared with earnings before income taxes and adjusted earnings before income taxes of $33 million and $42 million, respectively, for the second quarter of 2019.

●

Alleghany Capital earnings before income taxes and adjusted earnings before income taxes for the first six months of 2020 were both $10 million, compared with earnings before income taxes and adjusted earnings before income taxes of $64 million and $78 million, respectively, for the first six months of 2019.

Other

●

Net investment income decreased 16.8% to $119 million and 13.2% to $231 million for the second quarter and first six months of 2020, respectively, driven by the decline in fixed income investment yields, particularly as relates to short term securities.

●

Alleghany recorded a $45 million impairment at Stranded Oil Resources Corporation (“SORC”) in the second quarter of 2020 in connection with continued low oil prices and accounting for its oil field assets under the held-for-sale method, bringing its carrying value down to $26 million, primarily consisting of tax assets.

●

On May 18, 2020, Alleghany completed a 10 year $500 million Senior Notes offering at a coupon of 3.625%. The offering resulted in net proceeds of $495 million and Alleghany’s holding company cash and marketable securities balance increased to $1.2 billion as of June 30, 2020.

Weston Hicks, President and chief executive officer, commented, “Alleghany grew book value per share 7.6% in the second quarter, reflecting strong investment performance as markets recovered significantly from March lows. Despite the ongoing challenges of COVID-19, we believe our businesses are well positioned with leading franchises in their respective industries and good prospects for the second half of 2020 and into 2021.

“Alleghany recognized $135 million of COVID-19 related underwriting losses in the second quarter primarily driven by TransRe, including most significantly, additional event cancellation losses and an estimate for international property business interruption claims.

“Underlying performance at TransRe and RSUI was good, and leading indicators improved in the quarter. RSUI’s net premiums written grew 21.5%, helped by mid-teen rate increases in its property, management liability, professional liability and umbrella lines. TransRe’s topline was impacted by COVID-19 related premium rebates in the automobile lines of business; however, excluding these lines, net premiums written grew 6% in the quarter as TransRe benefited from an improving domestic insurance market and, to a lesser degree, peak zone catastrophe pricing. CapSpecialty also had positive momentum in the quarter with growth in net premiums written, reflecting higher rates and new opportunities in its professional and healthcare lines.

“Although Alleghany Capital companies’ revenues and margins were impacted by the sharp decline in economic activity in the second quarter as well as customer and project site closures and delays, most companies have improving momentum entering the second half of 2020. In particular, W&W|AFCO Steel’s backlog has

[2]	Relates to Alleghany Capital noninsurance revenue.

grown to record levels, with good diversity of major projects. Furthermore, IPS’s pipeline has increased significantly driven by global spending on biopharmaceutical projects, including potential vaccines and treatments for COVID-19. Overall, because of Jazwares’ seasonality, which has been exacerbated this year by COVID-19 and related restrictions, we expect Alleghany Capital’s earnings in the second half to improve meaningfully from the first half.

“We continue to see the potential for significant downside risk in investment markets and took steps to further defensively position our consolidated investment portfolio in the second quarter including reducing our allocation to equity securities to under 20% of stockholders’ equity and building a small position in gold-linked equities.

“Additionally, given the strength of our balance sheet, strong outlook for our businesses and current stock valuation, we intend to resume our share repurchase program.”

The following table summarizes results for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2020	2019	Change	2020	2019	Change
			(in millions, except share and per share data)

Revenues:

Total revenues	$2,227.4	$2,258.7	(1.4%)	$ 3,710.3	$4,579.9	(19.0%)

Change in the fair value of equity securities	242.2	143.7	n/m	(280.8)	536.0	n/m

Net premiums written	1,478.0	1,446.5	2.2%	3,011.7	2,832.1	6.3%

Alleghany Capital revenue[1]	483.2	593.7	(18.6%)	940.5	1,098.7	(14.4%)

Net investment income	118.7	142.7	(16.8%)	230.7	265.8	(13.2%)

Earnings:

Earnings (losses) before income taxes	$229.8	$376.2	(38.9%)	$ (236.4)	$932.6	n/m

Underwriting (loss) profit	(39.5)	114.9	n/m	(63.9)	199.6	n/m

Net earnings (losses) attributable to Alleghany stockholders	177.4	295.5	(40.0%)	(183.8)	735.7	n/m

Adjusted earnings	12.3	179.1	(93.1%)	86.4	319.2	(72.9%)

Share and Per share data:

Earnings (losses) per diluted share	$12.39	$20.46	(39.4%)	$ (13.38)	$50.82	n/m

Adjusted earnings per diluted share	0.86	12.40	(93.1%)	5.48	22.02	(75.1%)

Weighted average diluted shares outstanding	14,310,874	14,439,545	(0.9%)	14,361,569	14,475,360	(0.8%)

[1]	Relates to Alleghany Capital noninsurance revenue.

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2020	2019	Change	2020	2019	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance segment	$1,086.5	$1,112.9	(2.4%)	$2,297.5	$2,220.5	3.5%
Insurance segment	391.5	333.6	17.4%	714.2	611.6	16.8%

	$1,478.0	$1,446.5	2.2%	$3,011.7	$2,832.1	6.3%

Underwriting (loss) profit:
Reinsurance segment	$(30.3)	$75.9	n/m	$(109.2)	$115.9	n/m
Insurance segment	(9.2)	39.0	n/m	45.3	83.7	(45.9%)

	$(39.5)	$114.9	n/m	$(63.9)	$199.6	n/m

Reinsurance

TransRe’s net premiums written in the second quarter of 2020 decreased 2.4% from the second quarter of 2019 primarily reflecting automobile-related premium rebates at its cedants in reaction to a Pandemic-driven worldwide reduction in personal and commercial automobile usage and, to a lesser extent, decreases in the guaranty lines of business and the impact of changes in foreign currency exchange rates, partially offset by growth in most other lines of business and generally improving rates. Excluding automobile-related premiums, TransRe’s net premiums written increased 6.0% in the second quarter.

TransRe’s net premiums written in the first six months of 2020 increased 3.5% from the first six months of 2019 reflecting growth in most lines of business and generally improving rates, partially offset by declines in the automobile lines of business and, to a lesser extent, decreases in the guaranty lines of business and the impact of changes in foreign currency exchange rates. Excluding automobile-related premiums, TransRe’s net premiums written increased 9.1% in the first six months of 2020.

TransRe’s combined ratios for the second quarter and first six months of 2020 were 102.9% and 104.9%, respectively, compared with 92.9% and 94.5% for the corresponding 2019 periods, respectively. The higher combined ratios in the second quarter and first six months of 2020 reflect significant catastrophe losses, primarily related to the Pandemic.

For the second quarter and first six months of 2020, TransRe’s results included $115 million and $268 million of Pandemic-related losses, respectively, related to event postponement and cancellation coverage for conferences, sporting events and other property coverages and, to a lesser extent, increased loss provisions for guaranty business. The second quarter Pandemic-related losses followed an in-depth review of TransRe’s potential exposures, including reported claims to date. However, these provisions do not account for legislative, judicial or regulatory actions that could mandate or expand coverage. Of the total Pandemic-related losses for the first six months of 2020, over 40 percent related to specific event cancellation treaties. Based on current information, estimated exposed limits remaining on this portfolio, net of provisions, are approximately $25 million for first and second quarter 2020 events, $35 million for third and fourth quarter events and $70 million for events scheduled throughout 2021. Ultimate losses will depend on when restrictions on gatherings are lifted, whether events can be rescheduled and how far in advance an event is postponed or cancelled.

Insurance

Insurance segment net premiums written increased 17.4% and 16.8% in the second quarter and first six months of 2020, respectively, from the corresponding 2019 periods, primarily reflecting growth at RSUI.

RSUI’s net premiums written increased 21.5% in both the second quarter and first six months of 2020 from the corresponding 2019 periods, reflecting growth in most lines of business due to increases in business opportunities, higher rates and improved general market conditions, particularly in the property, directors’ and officers’ liability and umbrella/excess lines of business.

RSUI’s combined ratios were 102.9% and 89.7% for the second quarter and first six months of 2020, respectively, compared with 80.8% and 78.8% for the corresponding periods of 2019, respectively. The higher combined ratios in the second quarter and first six months of 2020 primarily reflect higher catastrophe losses, and net unfavorable prior accident year reserve development of $17 million and $15 million for the three and six month period, respectively, primarily from the professional liability lines of business, partially offset by the impact of higher net premiums earned. RSUI’s catastrophe losses were $48 million and $57 million for the second quarter and first six months of 2020, relating primarily to severe weather and flooding in the Southeastern U.S. They also include $20 million of Pandemic-related losses, primarily related to property business interruption claims as well as an increased provision for loss adjustment expenses. RSUI’s Pandemic provision does not account for legislative, judicial, legal or regulatory actions that could mandate or expand coverage. Ultimate losses will depend on the severity and duration of the event.

CapSpecialty’s net premiums written increased 5.5% and 3.9% in the second quarter and first six months of 2020 from the corresponding 2019 periods, reflecting increases in business opportunities and higher rates, partially offset by a termination of certain unprofitable broker relationships.

CapSpecialty’s combined ratios were 102.5% and 101.8% for the second quarter and first six months of 2020, respectively, compared with 99.9% and 99.8% for the corresponding periods of 2019, respectively. The higher combined ratios in the second quarter and first six months of 2020 primarily reflect higher current accident year loss ratio selections, partially offset by unfavorable prior accident year reserve development in the 2019 periods.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and adjusted earnings (losses) before income taxes for the Alleghany Capital segment for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,
	2020				2019
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($in millions)				($in millions)
Earnings (losses) before income taxes	$2.7	$(4.9)	$12.0	$9.8	$22.9	$16.6	$(6.1)	$33.4

Less: net realized capital gains	(0.1)	-	(16.3)	(16.4)	(0.2)	-	-	(0.2)
Add: amortization of intangible assets	4.0	7.9	-	11.9	3.9	4.5	-	8.4

Adjusted earnings (losses) before income taxes	$6.6	$3.0	$(4.3)	$5.3	$26.6	$21.1	$(6.1)	$41.6

	Six Months Ended June 30,
	2020				2019
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($in millions)				($in millions)
Earnings (losses) before income taxes	$9.9	$(12.6)	$12.8	$10.1	$34.6	$39.7	$(10.7)	$63.6

Less: net realized capital gains	(5.3)	0.2	(16.3)	(21.4)	(0.6)	-	-	(0.6)
Add: amortization of intangible assets	7.4	13.8	-	21.2	6.4	8.7	-	15.1

Adjusted earnings (losses) before income taxes	$12.0	$1.4	$(3.5)	$9.9	$40.4	$48.4	$(10.7)	$78.1

The decreases in earnings before taxes in the second quarter and first six months of 2020 from the corresponding 2019 periods in non-industrial operations were driven by Jazwares due to the difficult comparison with the launch of the Fortnite license, which positively impacted sales in the second quarter and first six months of 2019, as well as Pandemic-related disruptions to supplier manufacturing and shipping schedules and customer order delays due to store closings, which has shifted sales even more to the second half this year. Jazwares’ expense base was also elevated in the second quarter and first six months of 2020 due to the acquisitions of Wicked Cool Toys and Kelly Toys Holdings, LLC (“Kelly Toys”), with the corresponding revenue from these acquisitions significantly weighted to the second half of the year consistent with typical toy industry seasonality.

The decreases in earnings before income taxes in industrial operations were driven by W&W|AFCO Steel, reflecting customer-driven design delays of certain large construction projects which are now resolved, as well as the impact of customer site closures delaying revenue recognition. Sales and operating efficiency at all industrial operations were impacted by safety measures taken by our companies and their customers in response to the Pandemic. Earnings before income taxes in the second quarter and first six months of 2020 were also negatively impacted by $9 million and $10 million, respectively, of non-cash embedded profits charges related to the step-up of inventory values at Wilbert and Supermill pursuant to acquisition accounting compared to $1 million for the corresponding periods of 2019. These expenses were partially offset by significant realized capital gains related to the acquisition of the remainder of Wilbert and lower incentive compensation accruals at Alleghany Capital’s corporate operations.

On April 1, 2020, Alleghany Capital increased its ownership in Wilbert from 45% to approximately 100% and Jazwares acquired a majority position in Kelly Toys, a leading producer of plush toys.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the second quarter and first six months of 2020 of $119 million and $231 million, respectively, representing decreases of 16.8% and 13.2%, respectively, from the corresponding 2019 periods. The decreases in net investment income in the second quarter and first six months of 2020 from the corresponding 2019 periods primarily reflect decreases in interest income arising from the impact of low reinvestment yields on debt securities and lower yields on short term investments and floating-rate debt securities. To a lesser extent, the decreases in net investment income reflect lower dividend income from reductions in Alleghany’s equity security portfolio and, for the first six months of 2020, lower partnership income due to the impact of the Pandemic on lower-quality debt securities held by certain of Alleghany’s investment partnerships.

Financial statement total return3 on investments was 4.8% for the second quarter of 2020, compared with 2.7% for the second quarter of 2019, primarily reflecting increases in the fair value of the equity and debt securities portfolios.

For the second quarter and first six months of 2020, Alleghany recorded $45 million and $74 million, respectively, of impairment charges at SORC from write-downs of SORC’s oil field assets. SORC’s oil field assets are held for sale and consequently, were written down to estimated fair value, which reflects a significant decline in oil prices, less costs to sell. As of June 30, 2020, SORC’s stockholder’s equity was $26 million, which consisted primarily of deferred tax assets and current taxes receivable.

OTHER FINANCIAL INFORMATION

As of June 30, 2020, Alleghany had 14,311,952 shares of its common stock outstanding, compared with 14,364,628 shares of its common stock outstanding as of December 31, 2019.

During the first six months of 2020, Alleghany repurchased an aggregate of 62,540 shares of its common stock in the open market for $44 million, at an average price per share of $707.84. Alleghany did not repurchase any of these shares during the second quarter of 2020. As of June 30, 2020, Alleghany had $583 million remaining under its share repurchase authorization. Alleghany intends to resume its share repurchase program in the third quarter.

[3]	As calculated in Alleghany’s financial supplement.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2020 second quarter and first six months financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value by owning and supporting its operating subsidiaries and managing investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), which underwrites wholesale specialty insurance coverages including property, casualty, professional liability and directors’ and officers’ liability; and CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) owns and manages a diverse portfolio of non-financial businesses. Alleghany Capital’s investments are categorized as either industrial businesses or non-industrial businesses. The industrial businesses include: (i) Precision Cutting Technologies, Inc., a holding company with four operating businesses: (a) Bourn & Koch, Inc., a provider of precision automated machine tool solutions; (b) Diamond Technology Innovations, Inc., a manufacturer of waterjet orifices and nozzles and a provider of related services; (c) Coastal Industrial Distributors, LLC, a provider of high-performance solid carbide end mills; and (d) as of March 2020, Supermill LLC (referred to herein as “Supermill”), a manufacturer of high-performance carbide end mills; (ii) R.C. Tway Company, LLC (dba “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (referred to herein as “W&W|AFCO Steel”); and (iv) Wilbert Funeral Services, Inc. (referred to herein as “Wilbert”), a provider of products and services for the funeral and cemetery industries and precast concrete markets. The non-industrial businesses include: (i) IPS-Integrated Project Services, LLC, a design, engineering, procurement, construction management and validation service provider focused on the global pharmaceutical and biotechnology industries (referred to herein as “IPS”); (ii) Jazwares, LLC, a global toy and musical instrument company (referred to herein as “Jazwares”); and (iii) CHECO Holdings, LLC, a hotel management and development company (referred to herein as “Concord”). For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, adjusted earnings, adjusted earnings per diluted share, adjusted earnings before income taxes and book value per share excluding accumulated other comprehensive income (“AOCI”), which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities, non-insurance revenue, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in millions)		(in millions)

Earnings (losses) before income taxes	$229.8	$376.2	$(236.4)	$932.6

Adjustments to earnings before income taxes:

Net investment income	118.7	142.7	230.7	265.8

Change in the fair value of equity securities	242.2	143.7	(280.8)	536.0

Net realized capital gains	(38.1)	12.4	(25.1)	16.8

Change in allowance for credit losses on available for sale securities	17.0	-	(14.4)	(10.0)

Noninsurance revenue	492.7	603.9	960.6	1,118.0

Other operating expenses	(510.3)	(581.5)	(977.0)	(1,083.9)

Corporate administration	(18.6)	(26.0)	(4.2)	(45.3)

Amortization of intangible assets	(12.1)	(8.8)	(21.7)	(15.7)

Interest expense	(22.2)	(25.1)	(40.6)	(48.7)

	269.3	261.3	(172.5)	733.0

Underwriting (losses) profit	$(39.5)	$114.9	$(63.9)	$199.6

Adjusted earnings and adjusted earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses adjusted earnings and adjusted earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and earnings per diluted share attributable to its performance exclusive of changes in the fair value of equity securities, realized capital gains or losses, change in allowance for credit losses on available for sale securities and amortization of intangible assets.

Reconciliations of adjusted earnings and adjusted earnings per diluted share to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, are presented below.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
	($ in millions, except share and per share amounts)
Net earnings (losses) attributable to Alleghany stockholders(1)	$177.4	$295.5	$(183.8)	$735.7

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	242.2	143.7	(280.8)	536.0
Net realized capital gains	(38.1)	12.4	(25.1)	16.8
Change in allowance for credit losses on available for sale securities	17.0	-	(14.4)	(10.0)
Amortization of intangible assets	(12.1)	(8.8)	(21.7)	(15.7)
Income tax effect of adjustments	(43.9)	(30.9)	71.8	(110.6)

	165.1	116.4	(270.2)	416.5

Adjusted earnings	$12.3	$179.1	$86.4	$319.2

Weighted average diluted common shares outstanding	14,310,874	14,439,545	14,361,569	14,475,360

Earnings (losses) per diluted share	$12.39	$20.46	$(13.38)	$50.82

Adjusted earnings per diluted share	$0.86	$12.40	$5.48	$22.02
___________________

(1)

The numerators for calculating earnings per diluted share and adjusted earnings per diluted share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-Q for additional information.

Adjusted earnings before income taxes is a non-GAAP financial measure for our non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Adjusted earnings before income taxes represents noninsurance revenue and net investment income less other operating expenses and interest expense, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) change in allowance for credit losses on available for sale securities; and (v) income taxes. Because adjusted earnings before income taxes excludes amortization of intangible assets, change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and income taxes, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses adjusted earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of adjusted earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

Book value per share excluding AOCI is calculated by dividing: (i) stockholders’ equity attributable to Alleghany stockholders less AOCI, all as determined in accordance with GAAP, by (ii) shares outstanding. Alleghany uses book value per share excluding AOCI as a supplement to book value per share, the most comparable GAAP financial measure, in order to better disclose its per share performance by excluding the effects of AOCI, which includes changes in interest rates and credit spreads on its debt securities portfolio, among others. A reconciliation of book value per share to book value per share excluding AOCI is presented below.

	June 30, 2020	March 31, 2020	December 31, 2019
	($ in millions, except share and per share amounts)
Stockholders’ equity attributable to Alleghany stockholders	$8,456.2	$7,857.1	$8,776.7
Less: AOCI	292.0	(129.4)	171.3

	$8,164.2	$7,986.5	$8,605.4

Shares outstanding	14,311,952	14,309,682	14,364,628
Book value per share	$590.85	$549.07	$611.00
Book value per share, adjusting for special dividends	$605.85	$564.07	$611.00
Book value per share excluding AOCI	$570.45	$558.12	$599.07
Book value per share excluding AOCI, adjusting for special dividends	$585.45	$573.12	$599.07

#  #  #

Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the effects of outbreaks of pandemics or contagious diseases, including the length and severity of the recent worldwide coronavirus pandemic, known as COVID-19, including its impact on our business;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;

•	legal, political, judicial and regulatory changes;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;

•	the ability to make payments on, or repay or refinance, Alleghany’s debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion; and other factors discussed in Alleghany’s 2019 Form 10-K and the Form 10-Q for the quarter ended June 30, 2020. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Dale James

Alleghany Corporation

212-508-8116

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30,	December 31,
	2020	2019
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2020 – $997,389; 2019 – $1,625,256)	$1,439,062	$2,505,496
Debt securities (amortized cost: 2020 – $14,395,510; 2019 – $13,798,576; allowance for credit losses: 2020 – $8,904)	14,950,006	14,211,745
Short-term investments	1,119,678	914,776

	17,508,746	17,632,017
Commercial mortgage loans	685,412	686,206
Other invested assets	415,333	573,605

Total investments	18,609,491	18,891,828
Cash	1,652,671	1,179,098
Accrued investment income	91,224	96,516
Premium balances receivable	1,089,481	948,010
Reinsurance recoverables	1,539,717	1,681,962
Ceded unearned premiums	291,853	248,153
Deferred acquisition costs	551,984	522,577
Property and equipment at cost, net of accumulated depreciation and amortization	272,360	205,397
Goodwill	613,054	523,021
Intangible assets, net of amortization	808,933	685,953
Current taxes receivable	-	4,081
Net deferred tax assets	48,033	5,860
Funds held under reinsurance agreements	756,284	755,515
Other assets	1,295,786	1,183,633

Total assets	$27,620,871	$26,931,604

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$12,051,334	$11,928,359
Unearned premiums	2,773,061	2,566,170
Senior notes and other debt	2,017,903	1,751,113
Reinsurance payable	200,375	188,399
Current taxes payable	12,580	-
Other liabilities	1,881,473	1,516,076

Total liabilities	18,936,726	17,950,117

Redeemable noncontrolling interests	227,906	204,753

Common stock (shares authorized: 2020 and 2019 – 22,000,000; shares issued: 2020 and 2019 – 17,459,961)	17,460	17,460
Contributed capital	3,609,521	3,608,638
Accumulated other comprehensive income	291,993	171,350
Treasury stock, at cost (2020 – 3,148,009 shares; 2019 – 3,095,333 shares)	(1,495,475)	(1,455,877)
Retained earnings	6,032,740	6,435,163

Total stockholders’ equity attributable to Alleghany stockholders	8,456,239	8,776,734

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$27,620,871	$26,931,604

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended June 30,
	2020	2019
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,394,868	$1,356,008
Net investment income	118,691	142,745
Change in the fair value of equity securities	242,186	143,660
Net realized capital gains	(38,100)	12,354
Change in allowance for credit losses on available for sale securities	17,021	-
Noninsurance revenue	492,701	603,906

Total revenues	2,227,367	2,258,673

Costs and Expenses
Net loss and loss adjustment expenses	1,024,362	796,803
Commissions, brokerage and other underwriting expenses	410,017	444,316
Other operating expenses	510,306	581,474
Corporate administration	18,579	25,967
Amortization of intangible assets	12,093	8,795
Interest expense	22,194	25,129

Total costs and expenses	1,997,551	1,882,484

Earnings before income taxes	229,816	376,189
Income taxes	53,356	71,356

Net earnings	176,460	304,833
Net (losses) earnings attributable to noncontrolling interest	(918)	9,374

Net earnings attributable to Alleghany stockholders	$177,378	$295,459

Net earnings	$176,460	$304,833
Other comprehensive income (loss):
Change in unrealized gains, net of deferred taxes of $109,432 and $45,881 in 2020 and 2019, respectively	411,673	172,602
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of ($1,481) and ($2,594) for 2020 and 2019, respectively	(5,570)	(9,760)
Change in unrealized currency translation adjustment, net of deferred taxes of $3,938 and $844 for 2020 and 2019, respectively	14,814	3,175
Retirement plans	419	104

Comprehensive income	597,796	470,954
Comprehensive income attributable to noncontrolling interests	(918)	9,374

Comprehensive income attributable to Alleghany stockholders	$598,714	$461,580

Basic earnings per share attributable to Alleghany stockholders	$12.39	$20.46
Diluted earnings per share attributable to Alleghany stockholders	12.39	20.46

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Six Months Ended June 30,
	2020	2019
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$2,839,288	$2,653,317
Net investment income	230,673	265,794
Change in the fair value of equity securities	(280,790)	536,013
Net realized capital gains	(25,074)	16,796
Change in allowance for credit losses on available for sale securities	(14,354)	(10,020)
Noninsurance revenue	960,550	1,118,029

Total revenues	3,710,293	4,579,929

Costs and Expenses
Net loss and loss adjustment expenses	2,051,806	1,589,301
Commissions, brokerage and other underwriting expenses	851,413	864,442
Other operating expenses	976,967	1,083,892
Corporate administration	4,272	45,336
Amortization of intangible assets	21,661	15,695
Interest expense	40,550	48,660

Total costs and expenses	3,946,669	3,647,326

(Losses) earnings before income taxes	(236,376)	932,603
Income taxes	(51,364)	179,868

Net (losses) earnings	(185,012)	752,735
Net (losses) earnings attributable to noncontrolling interest	(1,172)	17,049

Net (losses) earnings attributable to Alleghany stockholders	$(183,840)	$735,686

Net (losses) earnings	$(185,012)	$752,735
Other comprehensive income (loss):
Change in unrealized gains, net of deferred taxes of $35,898 and $94,630 in 2020 and 2019, respectively	135,043	355,989
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of ($4,364) and ($1,423) for 2020 and 2019, respectively	(16,416)	(5,353)
Change in unrealized currency translation adjustment, net of deferred taxes of $287 and $608 for 2020 and 2019, respectively	1,081	2,290
Retirement plans	936	1,041

Comprehensive (loss) income	(64,368)	1,106,702
Comprehensive (loss) income attributable to noncontrolling interests	(1,172)	17,049

Comprehensive (loss) income attributable to Alleghany stockholders	$(63,196)	$1,089,653

Basic (losses) earnings per share attributable to Alleghany stockholders	$(12.83)	$50.88
Diluted (losses) earnings per share attributable to Alleghany stockholders	(13.38)	50.82